SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549




FORM 8-K/A
(Amendment No.1)
Pursuant to Section 12 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event report)  October 26, 1994


                     PACIFIC GATEWAY PROPERTIES, INC.

          (Exact name of registrant as specified in its charter)


          NEW YORK            1-8692              04-2816560

(State or other jurisdiction of  (Commission       (IRS Employer
incorporation                 File Number)         Identification No.)




ONE RINCON CENTER, 101 SPEAR STREET, SUITE 215, SAN FRANCISCO, CA 94105

(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including are code  (415)543-8600


                              Not Applicable

          (Former name or former address and former fiscal year,
                      if changed since last report)



                              Not Applicable

      (Former name or former address, if changed since last report)









Item 2.  Disposition of Asset.

      On October 19, 1994, the Registrant's 29.489% partnership interest in Golden Gateway Center, a California limited partnership (the "Partnership"), was redeemed by the Partnership for $21 million pursuant to a Redemption Agreement dated September 30, 1994. The Redemption Agreement is subject to the terms and conditions in that certain Agreement dated August 30, 1994 between the Registrant, as Seller, and the Partnership, as amended by that certain First Amendment to Agreement, dated September 27, 1994
(as amended, the "Purchase Agreement").

     The proceeds from the redemption will be used to repay $18.5 million in debt to the Registrant's primary lender, approximately $2.3 million in anticipated Federal and State income taxes, and expenses related to the transaction. The Registrant will record a gain of approximately
$39 million for financial reporting purposes in connection with this redemption.

     The foregoing is only a summary of certain principal terms and conditions of the Redemption and Purchase Agreements. A copy of the Redemption and Purchase Agreements is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by this reference. The foregoing description is subject in all respects to the terms and conditions of such Exhibits.

Item 7. Financial Statements and Exhibits.

        (b)  Pro Forma Financial Information (Unaudited)

             Consolidated Balance Sheet as of September 30, 1994
             Consolidated Statement of Income for the nine months ended September 30, 1994
             Consolidated Statement of Income for the year ended
             December 31, 1993

        (c) Exhibits

           1.1 Press Release Dated September 6, 1994

           1.2 Press Release Dated October 24, 1994

           1.3 Redemption Agreement dated September 30, 1994, between Registrant and Golden Gateway Center, a California limited partnership.

           1.4 Purchase Agreement dated as of August 30, 1994, between Registrant and Golden Gateway Center, a California limited partnership.

           1.5 First Amendment to Agreement dated September 27, 1994, between the Registrant and Golden Gateway Center, a California limited partnership.

                                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  October 26, 1994


PACIFIC GATEWAY PROPERTIES, INC.
(Registrant)





Raymond V. Marino                        Raymond V. Marino
President and Chief Financial Officer


























Item 7. (b)

                     Pacific Gateway Properties, Inc.
                   Consolidated Balance Sheet (Unaudited)
                           (In Thousands)
                       As Of                             Pro Forma As Of
                       September 30, 1994    Adjustments  September 30, 1994

Cash                     $  1,885                         $  1,885
Accounts receivable         1,088                            1,088
Investment & hotel
  Properties, net          75,541                           75,541
Equity investment in rincon
  center associates         5,298                            5,298
Note receivable               231                              231
Other assets                  477                              477
Total assets             $84,520                           $84,520

Accounts payable        $  2,274                           $ 2,274
Accrued liabilities        2,197                             2,197
Debt                      97,906          (18,500) (1)      79,406
Excess of cash distributions
received over equity in earnings
  to date in Golden Gateway
  Center (GGC)             17,867          (17,867) (2)        --
Total liabilities         120,244          (36,367)          83,877

Stockholders deficit      (35,724)          36,367  (3)         643
Total liabilities and
  stockholders deficit    $84,520                           $84,520



Footnotes:
1.  Reduction in debt collateralized by GGC partnership interest.
2. Elimination of GGC negative investment account as a result of GGC partnership redemption.
3. Reflects approximate amount of gain on redemption of GGC partnership interest.

















Item 7. (b)


Pacific Gateway Properties, Inc.
Consolidated Statement of Income (Unaudited)
(In Thousands, Except Per Share Data)
                         Nine Months Ended           Pro Forma Nine Months Ended
                         September 30, 1994   Adjustments   September 30, 1994

Investment properties loss    $  (112)                      $   (112)
Hotel income                       792                             792
Equity in partnership income (loss):
   Golden Gateway Center (GGC)   1,085          $(1,085) (1)     --
   Rincon Center Associates (RCA)  (1,704)                      (1,704)
   Equity in partnership losses      (619)       (1,085)        (1,704)

General & administrative       (992)                              (992)
Interest expense               (732)             571 (2)          (161)
Interest income                 177                                177
Other Income                    430                                430
Loss before sales and income taxes(1,056)       (514)           (1,570)
Gain on sale of real estate     661                                661
Net loss before income taxes   (395)            (514)             (909)
Income tax provision            (10)               --              (10)
Net Loss                 $    (405)        $    (514)        $    (919)

Net loss per share--
   Primary                  $    (0.10)                      $   (0.22)
   Fully diluted            $    (0.10)                      $   (0.22)

Weighted average common
   shares outstanding--
   Primary                    4,114                              4,114
   Fully diluted              4,241                              4,241


Footnotes:
1.  Elimination of equity share of GGC partnership income due to redemption.
2. Elimination of interest expense associated with debt collateralized by GGC partneship interest.
3. The pro forma consolidated statement of income reflects the redemption of the Registrant's GGCpartnership interest as if such transaction had occured on January 1, 1993. In connection with such pro forma redemption, the Registrant would have recorded a pro forma gain on redemption on January 1, 1993 as follows (excluding the associated pro forma income tax provision of $2,300):

               Sales proceeds                                 $21,000
               Add:      Excess of cash distributions received
                   over equity in earnings to date in GGC, and
                   reversal of accrued liabilities & reserves  18,511

               Less:     Estimated cost of redemption            (75)
                                                              $39,436

Item 7. (b)

Pacific Gateway Properties, Inc.
Consolidated Statement of Income (Unaudited)
(In Thousands, Except Per Share Data)
                           For the Year Ende             Pro Forma For the Year
                           December 31, 1993 Adjustments Ended December 31, 1993
Investment properties loss    $(1,165)                   $ (1,165)
Hotel income                        833                       833
Equity in partnership income (loss):
   Golden Gateway Center (GGC)    1,007      (1,007) (1)     --
   Rincon Center Associates (RCA)(2,726)                   (2,726)
   Equity in partnership losses  (1,719)                   (1,007)     (2,726)

General & administrative     (1,593)                       (1,593)
Interest expense                 (731)        570 (2)        (161)
Interest income                     18                         18
Other Income                      447                         447
Loss before sales, reserves,
   income taxes and extraordinary
   item                       (3,910)       (437)                      (4,347)
Gain on sale of partnership interest       3,602                        3,602
Gain on sale of real estate                1,045                        1,045
Provision for write-down to estimated
net realizable value                     (1,000)                      (1,000)
Net loss before income taxes
   and extraordinary item                  (263)    (437)              (700)
Income tax provision                       (4)        --                (4)
Net loss before
   extraordinary item        $   (267)               (437) (3) $     (704)

Net loss before
   extraordinary item--
   Primary                  $    (0.07)                           $   (0.18)
   Fully diluted            $    (0.07)                           $   (0.18)
   eighted average common
   shares outstanding--
   Primary                    3,881                             3,881
   Fully diluted              3,904                             3,904

Footnotes:
1.  Elimination of equity share of GGC partnership income due to redemption.
2. Elimination of interest expense associated with debt collateralized by GGC partneship interest.
3. The pro forma consolidated statement of income reflects the redemption of the Registrant's GGC partnership interest as if such transaction had occured on January 1, 1993. In connection with such pro forma redemption, the Registrant would have recorded a pro forma gain on redemption on January 1, 1993 as follows (excluding the associated pro forma income tax provision of $2,300):

               Sales proceeds                               $21,000
               Add:      Excess of cash distributions received
                   over equity in earnings to date in GGC, and
                   reversal of accrued liabilities & reserves18,126
               Less:     Estimated cost of redemption          (75)
                                                            $39,051




1.1


NEWS RELEASE

FOR RELEASE:  SEPTEMBER 6, 1994


PACIFIC GATEWAY PROPERTIES TO RECEIVE $21 MILLION FOR PARTNERSHIP

                          INTEREST REDEMPTION


SAN FRANCISCO, CALIFORNIA.....Pacific Gateway Properties (PGP) (AMEX
PGP) announced today that it has entered into an agreement with Golden Gateway Center, a California Limited Partnership (GGC), whereby GGC will redeem PGP's 29.49% partnership interest in GGC for $21 million.

"The redemption of this partnership interest has important strategic ramifications for Pacific Gateway Properties," said Roger Snell, President and Chief Executive Officer. "The net proceeds will be primarily used to retire debt which will significantly improve PGP's balance sheet and liquidity. Furthermore, this transaction will utilize nearly all of the Company's net operating loss carryover. The timing of this transaction is important because other dispositions could potentially have made it more difficult for the Company to dispose its interests in GGC at a later date if the net operating loss carryover had been applied to other gains. This redemption is an important step in further strengthening the Company's financial position."

Pacific Gateway Properties' strategic investment focus is on West Coast properties with a particular emphasis on the San Francisco Bay Area.
PGP owns approximately 1.6 million square feet of projects in the Bay area including Rincon Center, Walnut Creek Executive Park, and the South Bay Office Tower. PGP also owns properties in Arizona, Florida and Massachusetts.

FOR MORE INFORMATION CONTACT: Roger Snell, President and CEO or
                                   Raymond Marino, Vice President

1.2

NEWS RELEASE

FOR RELEASE OCTOBER 24, 1994



PACIFIC GATEWAY PROPERTIES COMPLETES PARTNERSHIP REDEMPTION FOR
                              $21 MILLION



SAN FRANCISCO, CALIFORNIA...........Pacific Gateway Properties (PGP)
(AMEX-PGP) announced today that it completed its redemption of its partnership interest in Golden Gateway Center for $21 million.

"This transaction is strategically important to PGP," said Roger Snell, President and Chief Executive Officer. "As announced earlier, net proceeds will primarily be utilized to retire debt. This transaction will significantly improve PGP's balance sheet and liquidity."

Pacific Gateway Properties strategic investment focus is in the Western United States. PGP's current portfolio consists of projects in the San Francisco Bay Area, Arizona, Florida and Massachusetts.



FOR MORE INFORMATION CONTACT:    Roger Snell, President and CEO or
                            Raymond Marino, Vice President

1.3

                     REDEMPTION AGREEMENT


        For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PACIFIC GATEWAY
  PROPERTIES, INC., a New York corporation ("Redeemed Party"), and GOLDEN GATEWAY CENTER, a California limited partnership
  (the "Partnership"), hereby agree as follows:

        1. The Partnership hereby redeems all of Redeemed Party's legal and beneficial right, title and interest, in and to Golden Gateway Center, a California limited partnership (the "Partnership"), as established under the Articles of Limited Partnership as Amended as of May 6, 1964, as said Articles were amended by agreement of all of the Partners by Amendment No. 1, dated as of September 8, 1964, by Amendment No. 2, dated as of January 1, 1965, by Amendment No. 3, dated as of June 30, 1965, by Amendment
  No. 4, dated as of December 30, 1974, and by Amendment
  No. 5, dated as of July 10, 1987, and Estoppels and Consents executed by each of the then-partners of the Partnership (and certain to-be-admitted partners of the Partnership) during December 1991 and January 1992 (the "Partnership Agreement"), which interest consists of a 29.489% partnership interest in the Partnership (the "Partnership Interest"), and Redeemed Party does hereby consent to such redemption and hereby grants, assigns, transfers, sets over and conveys to the Partnership the Partnership Interest.
  The redemption hereunder shall include, without limitation, all of Redeemed Party's right, title and interest arising out of the Partnership Interest of, in and to the Partnership's assets and the right to receive distributions of money, profits and other assets from the Partnership. As of the date hereof, the Partnership shall possess all legal and beneficial right, title and interest in and to the Partnership Interest.

        2. Redeemed Party represents and warrants to the Partnership that as of the date hereof the Partnership
  Interest is free and clear of any and all liens, clouds, encumbrances or other rights of third parties.

        3. The Partnership hereby releases Redeemed Party from, and hereby agrees to indemnify, defend and hold
  Redeemed Party harmless against, any and all Released
  Obligations, as such term is defined in that certain
  Agreement dated as of August 30, 1994, between Redeemed
  Party, as Seller, and the Partnership, as amended by that certain First Amendment to Agreement, dated September 27,
  1994 (as amended, the "Purchase Agreement").

   4. This Redemption Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties and their respective successors, assigns, transferees, heirs, legatees, designees, legal representatives, executors and administrators.

   5.   The provisions of Sections 10.2, 10.4, 10.6,
  10.7, 10.8, 10.10, 10.11 and 10.14 of the Purchase Agreement
  shall be incorporated herein as if set forth in their entirety, except that references in said sections to the Purchase Agreement (where applicable) shall be deemed to be to this Redemption Agreement.

   6. In the event of any inconsistency between the Purchase Agreement and this Redemption Agreement, the Purchase Agreement shall control. The parties hereto acknowledge that the Purchase Agreement contains certain indemnity provisions (including, without limitation, relating to the Unreleased Obligations, as such term is defined in the Purchase Agreement), and that the redemption of the Partnership Interest hereunder is subject to such provisions.

   7. This Redemption Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of September 30, 1994.


                        PACIFIC GATEWAY PROPERTIES, INC., a
                          New York corporation



                        By: Roger D. Snell

                        Its: President and CEO


                        GOLDEN GATEWAY CENTER, a California
                          limited partnership

                        By: Oakhill Gateway Partners, L.P.,
                              a California limited
                              partnership, its Managing
                              General Partner

                            By:  Oak Hill Investments, Inc.,
                                   a California corporation,
                                   its General Partner



                                 By: Timothy Foo

                                   Its: President

      AGREEMENT


       This Agreement is made as of the 30th day of August, 1994, by and between PACIFIC GATEWAY PROPERTIES, INC., a New York corporation ("Seller"), and GOLDEN GATEWAY CENTER, a California limited partnership (the "Partnership").

                       R E C I T A L S:

       A. Seller is a general partner holding a 29.489% interest (the "PGP Partnership Interest") in the Partnership, formed and governed pursuant to Articles of Limited Partnership of Golden Gateway Center Amended as of May 6, 1964, as said Articles were amended by agreement of all of the partners by Amendment No. 1 dated as of September 8, 1964, by Amendment No. 2, dated as of
  January 1, 1965, by Amendment No. 3, dated as of June 30, 1965, by Amendment No. 4, dated as of December 30, 1974, and by Amendment No. 5, dated as of July 10, 1987, and Estoppels and Consents executed by each of the then-partners of the Partnership (and certain to-be-admitted partners of the Partnership) during December 1991 and January 1992 (the "Partnership Agreement").

       B. The primary asset of the Partnership is Golden Gateway Center, a mixed use residential, office and retail development including certain parking and recreational facilities and a park, all located in the City and County of San Francisco, California and more particularly described on Exhibit A attached hereto (the "Property").

       C. The Partnership desires to purchase and redeem from Seller, and Seller desires to sell to the Partnership, the PGP Partnership Interest, on the terms and conditions set forth herein.

       D. Prior to the Partnership's acquisition of the PGP Partnership Interest, Seller desires to convert the PGP Partnership Interest from a general partnership interest into a limited partnership interest. If Seller fails to convert the PGP Partnership Interest into a limited partnership interest prior to Closing (as defined below), the Partnership intends to convert the PGP Partnership Interest from a general partnership interest into a limited partnership interest concurrent with the Closing and the redemption of the PGP Partnership Interest.

       E. Upon the Closing, the Partnership shall have redeemed all of Seller's interest in the Partnership and Seller shall withdraw as a partner of the Partnership.

             NOW, THEREFORE, in consideration of the
  foregoing and of the covenants and agreements of the parties provided below, the parties hereby agree as follows:


                          ARTICLE I

                      PURCHASE AND SALE

     Section 1.1. Purchase and Sale of PGP Partnership Interest. On the terms and conditions set forth herein, Seller shall sell to the Partnership, and the Partnership shall purchase and redeem from Seller, the PGP Partnership Interest. The Partnership shall have no rights to enforce this Agreement to acquire less than the entire PGP Partnership Interest, and Seller shall have no right to enforce this Agreement to require the Partnership to acquire less than the entire PGP Partnership Interest.

     Section 1.2.   Purchase Price.

          Section 1.2.1.  The purchase price (the "Purchase
  Price") for the PGP Partnership Interest shall be Twenty-One
  Million Dollars ($21,000,000.00), subject to adjustment as provided in Section 1.2.2 below.

          Section 1.2.2.  The Partnership shall be entitled
  at Closing to a credit against the Purchase Price in an amount equal to any distributions made to Seller during the period commencing on the date first written above and ending on the Closing Date (as defined herein), which distributions result from a return of capital to the Partnership resulting from the refinancing of the existing debt on the Property or the incurring of new debt secured by the Property. The parties hereto acknowledge that the Partnership may incur certain new indebtedness concurrent with the Closing pursuant to Section 2.3.3 and that the Purchase Price shall be reduced by any amounts that are distributed to Seller as a result of the incurrence of such indebtedness.

     Section 1.3. Manner of Payment. The Purchase Price (less the Deposit, as hereinafter defined, and any interest thereon) shall be paid by the Partnership at the Closing in cash or other immediately available funds, as provided in
  Section 4.1.

     Section 1.4. Deposit. Within two (2) business days after the latter of the Partnership and Seller executes this Agreement, the Partnership shall deliver to Commonwealth Land Title Company or such other escrow agent designated by the Partnership (and reasonably acceptable to Seller) ("Escrow Agent") the sum of Five Hundred Thousand Dollars ($500,000.00) (the "Extension Option Amount"). At the Closing, the Deposit (together with any interest earned thereon) shall be delivered by Escrow Agent to Seller and applied against the Purchase Price.


                          ARTICLE II

                     CONDITIONS PRECEDENT

     Section 2.1. Waivers and Prior Consents. The parties acknowledge and agree that the sale of the PGP Partnership Interest as contemplated herein is contingent upon obtaining the prior written consent of the partners in the Partnership (other than Seller) and certain third parties listed in this
  Section 2.1 who hold a security interest or other right in the PGP Partnership Interest and/or the Property or the partnership interest of certain other partners in the Partnership (collectively the "Prior Consents" and individually a "Prior Consent"). If any Prior Consent required pursuant to documents evidencing such security interests or other right in the PGP Partnership Interest, the Property and/or such other partnership interests is not obtained on or before the Closing Date, the Partnership and Seller shall be released from their obligations to purchase and sell the PGP Partnership Interest as further provided in
  Section 4.1. The Remaining General Partners (as defined below) shall attempt to obtain the Prior Consents described in Sections 2.1.1, 2.1.2, 2.1.3(A) and 2.1.3(B), provided that the failure to obtain any such Prior Consent shall not be deemed a Default of the Partnership hereunder, provided that the Remaining General Partners shall act diligently and in good faith, using all reasonable efforts, to obtain all of such required Prior Consents prior to the Closing Date. The Partnership shall deliver written notice of obtaining each such Prior Consent to Seller promptly upon the Partnership's receipt of same. Seller shall attempt to obtain the Prior Consent described in Sections 2.1.3(C) and 2.1.4, provided that the failure to obtain such Prior Consent shall not be deemed a Default of Seller hereunder, provided that Seller shall act diligently and in good faith, using all reasonable efforts, to obtain such required Prior Consent prior to the Closing Date. Seller shall deliver written notice of obtaining such Prior Consent to the Partnership promptly upon Seller's receipt of same.

          Section 2.1.1. Waiver of First Right of Refusal. All partners of the Partnership other than Seller must waive in writing a first right of refusal granted pursuant to
  Article 15 of the Partnership Agreement to purchase the PGP Partnership Interest. Such waiver shall be included in the consent provided for in Section 2.2 hereof (the "Consent").

          Section 2.1.2. Partner Consents. Pursuant to Articles 10 and 15 of the Partnership Agreement, all partners of the Partnership must consent in writing to the redemption of the PGP Partnership Interest by the Partnership, the conversion of the PGP Partnership Interest from a general partnership interest into a limited partnership interest, and to the additional security interests to be granted by the Remaining General Partners to CREI (as defined below) in connection with the obtaining of the Prior Consent described in Section 2.1.3(B). Such consents shall be included in the Consent. A list of the partners of the Partnership is attached hereto as Exhibit C.

          Section 2.1.3.  Lenders' Consents.

                          (a)  The written consent of John
  Hancock Mutual Life Insurance Company ("Hancock") to (i) the sale of the PGP Partnership Interest must be provided without Hancock requiring any adverse modification in the existing deed of trust on the Property held by Hancock or any of the loan documents secured thereby, and (ii) the financing provided pursuant to Section 2.3.3 below must be provided without Hancock requiring any adverse modification in the existing deed of trust on the Property held by Hancock or any of the loan documents secured thereby.

                          (b)  The written consent of
  Citicorp Real Estate Incorporated ("CREI") to the financing provided pursuant to Section 2.3.3 below must be obtained under the terms of that certain Loan Agreement dated as of January 31, 1992, between CREI, as Lender, and Oakhill Gateway Partners, L.P., C M Golden Gate, Inc., and Prime Property Fund II, L.P., each a general partner in the Partnership, as Borrowers (collectively, the "Remaining General Partners"). The parties hereto acknowledge that the Remaining General Partners obtaining of such consent will be dependent upon CREI and the Remaining General Partners agreeing to mutually acceptable modifications to the terms of such Loan Agreement and the loan documents described therein, which modifications such entities may approve or disapprove in their sole and absolute discretion, and nothing contained in this Agreement shall require the Remaining General Partners or any other person or entity to make such modifications other than on terms and conditions acceptable to such person or entity in its sole and absolute discretion.

                          (c)  In addition to the loans
  described above, CREI has made certain loans and extensions of credit to Seller which are secured by the PGP Partnership Interest. Pursuant to the loan agreements between CREI and Seller, and on terms and conditions acceptable to Seller in its sole and absolute discretion, CREI must consent in writing to the sale contemplated herein and agree to release the PGP Partnership Interest which is held by CREI as security for such loans.

          Section 2.1.4.  Seller's Board of Directors
  Consent. On or before 12:00 p.m. (p.s.t.) on September 10, 1994, the Board of Directors of Pacific Gateway Properties, Inc. shall have approved the sale of the PGP Partnership Interest to the Partnership pursuant to the terms of this Agreement. Seller shall not be obligated to sell the PGP Partnership Interest unless and until its Board of Directors has provided such approval. Seller's Board of Directors shall have the complete discretion to approve or disapprove the transactions described herein. Prior to 12:00 p.m. (p.s.t.) on September 10, 1994, Seller shall notify the Partnership as to whether or not such approval has been given.

     Section 2.2.   Partner Estoppel and Consent.  The
  parties acknowledge that the sale of the PGP Partnership Interest as contemplated herein is contingent upon each of the partners of the Partnership executing the Consent, which Consent shall be in form reasonably approved by the parties hereto and which Consent shall include such matters as the lenders referred to in Sections 2.1.3 and 2.3.3 may require. The Remaining General Partners shall use all reasonable efforts to obtain the signature of all such partners of the Partnership to such Consents on or before the Closing Date, but the failure of the Partnership to obtain any such signatures shall in no event be deemed a Default of the Partnership under this Agreement, provided that such reasonable efforts are used. Seller agrees to cooperate with the Partnership and provide any information to the partners which may reasonably be requested to facilitate such partners' execution of the Consents. Nothing in this paragraph shall require either Seller or any other partner in the Partnership to provide compensation, concessions or other considerations to the partners as a condition of obtaining their signature to the Consent.

     Section 2.3. Additional Conditions. The Partnership and Seller acknowledge and agree that: (i) the Partnership's obligation to purchase the PGP Partnership Interest is conditioned upon the satisfaction of the matters set forth in this Section 2.3 below (except to the extent that Section 2.3.4 applies to the Partnership's representations and warranties), and (ii) Seller's obligation to sell the PGP Partnership Interest is conditioned upon the satisfaction of the matters set forth in Sections 2.3.4 (except to the extent that Section 2.3.4 applies to Seller's representations and warranties) and 2.3.6.

          Section 2.3.1.  Title Insurance.  Unless waived
  by the Partnership, Commonwealth Land Title Company or such other title company selected by the Partnership shall be irrevocably committed as of the Closing Date to issue to the Partnership an ALTA Owner's Policy or Policies of Title
  Insurance (Form B, rev. 10/17/70), in the amount of the Purchase Price, insuring the Partnership and/or its constituent partners that fee simple title to the Property is vested in the Partnership, subject only to those exceptions acceptable to the Partnership, and which shall contain such special indorsements as the Partnership may reasonably require, including, but not limited to, a non-imputation indorsement for the benefit of the Partnership and its constituent partners (collectively, the "Title
  Policy").

          Section 2.3.2.  PGP Partnership Interest Free
  From Liens. Unless waived by the Partnership, the PGP Partnership Interest, and all rights appurtenant thereto, shall be transferred and redeemed by the Partnership at Closing pursuant to Exhibit D hereof, free and clear from all liens, security interests or encumbrances of any nature, except any created by the Partnership; it being understood that this Section 2.3.2 shall not apply to any liens, encumbrances or security interests on the Property (as opposed to the PGP Partnership Interest).

          Section 2.3.3. Financing Contingency. Unless waived by the Partnership, prior to or concurrent with the Closing, (i) the Partnership shall have obtained one or more commitments (collectively, the "New Financing Commitment") from one or more lenders (which lenders may be institutional lenders and/or non-institutional lenders) to lend to the Partnership an amount deemed sufficient in the Partnership's sole discretion to enable the Partnership to purchase and redeem the PGP Partnership Interest and obtain the Prior Consent referred to in Sections 2.1.3(B), (ii) the New Financing Commitment shall have closed in accordance with its terms, and (iii) the lender(s) under the New Financing Commitment shall have delivered to the Partnership the funds described in the New Financing Commitment. The parties hereto acknowledge that the terms and conditions of the New Financing Commitment, including, without limitation, the loan amount, interest rate, maturity date and amortization schedule, shall be as the Partnership may approve in its sole and absolute discretion. The parties hereto further acknowledge that the closing of the New Financing Commitment (including the funding of the loan(s)) will be dependent upon the Partnership and such lender(s) negotiating mutually acceptable forms of loan documents, which forms the Partnership may approve or disapprove in its sole and absolute discretion, and nothing contained in this Agreement shall require the Partnership to close the funding of the loan(s) described in the New Financing Commitment other than on terms and conditions acceptable to the Partnership and such lender(s) in their sole and absolute discretion. The parties hereto acknowledge that as of the date hereof the Partnership contemplates financing the purchase and redemption of the PGP Partnership Interest generally in accordance with those certain term sheets attached hereto as Exhibit B (the "Term Sheets"), provided that the foregoing shall not obligate the Partnership to close those transactions described in the Term Sheets.

          Section 2.3.4.  Representations and Warranties as
  of Closing. Each representation and warranty made by the Partnership and Seller under Sections 6.1 and 6.2, respectively, shall have been true and correct when made and as of the Closing Date.

          Section 2.3.5.  No Material Change in Condition.
  The physical condition of the Property shall be substantially the same on the Closing Date as on the date of the Partnership's execution of this Agreement, reasonable wear and tear and loss by casualty excepted (subject to Section 10.2 hereof), and there shall be no material adverse change in the financial condition of the Property or the Partnership between the date of the Partnership's execution of this Agreement and the Closing Date.

          Section 2.3.6. Releases. The Remaining General Partners shall have executed and delivered to Seller a general release substantially in the form of Exhibit E attached hereto (the "Release of Seller") and a certification substantially in the form of Exhibit F attached hereto (the "Certificate"), and Seller shall have executed and delivered to the Remaining General Partners a general release substantially in the form of Exhibit G attached hereto (the "Release of the Remaining General Partners and the Partnership").


                         ARTICLE III

             PARTNERSHIP ACCOUNTS AND OBLIGATIONS

     Section 3.1.   Redemption and Release by the
  Partnership.  As of the Closing Date and pursuant to
  Section 5.1 hereof, the Partnership hereby agrees to redeem the PGP Partnership and release Seller from, and to indemnify, defend and hold Seller harmless against, all obligations, liabilities, claims, causes of action and/or damages respecting or relating to the Property or the Partnership which (i) arise out of or accrue from any action, omission, event or transaction occurring on or after the Closing Date, (ii) have arisen or accrued prior to the Closing Date, but only to the extent such obligations, liabilities, claims, causes of action and/or damages
  (a) arise from obligations or liabilities incurred by the Partnership in the ordinary course of business or (b) arise from existing contractual obligations, including, without limitation, obligations under loans to or financings of the Partnership, obligations under leases and service contracts, and obligations to Partnership and Property employees, and
  (iii) are undertaken by the Partnership pursuant to that certain First Amended and Restated Agreement Regarding Capital Improvement Work, dated as of January 30, 1992 (the "CIW Agreement") (collectively, the "Released Obligations"). Except with respect to those portions of the Released Obligations described in clauses (ii) and (iii) above, Seller shall not be released from, and the Partnership shall not indemnify, defend or hold Seller harmless from, any other obligation, liability, claim and/or cause of action relating to the Property or the Partnership which has arisen out of or accrued from any action, omission, event or transaction occurring prior to the Closing Date (collectively, the "Unreleased Obligations"). Without limiting the foregoing, the Partnership specifically shall not release Seller from any liability or obligation which has arisen or accrued prior to the Closing Date (whether known or unknown) and which relates to or arises from the presence of any Hazardous Material (as defined below) (including, without limitation, asbestos) at, on, in, under or about the Property prior to the Closing Date or the removal of any Hazardous Material (including, without limitation, asbestos) from or about the Property prior to the Closing Date. However, the Seller's surviving obligations with respect to Hazardous Materials shall not extend to any work covered by the CIW Agreement. For the purposes of this Agreement, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, as well as any formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. pp. 3011 et seq. The parties hereto acknowledge and agree that the intent of this
  Section 3.1 is that at Closing the Partnership shall release Seller from all obligations, liabilities, claims, causes of action and/or damages respecting the Property or the Partnership and that would otherwise be allocable to the PGP Partnership Interest other than with respect to
  (a) Hazardous Materials (to the extent provided above) or
  (b) extraordinary, unknown liabilities relating to events occurring in whole or in part prior to the Closing Date and involving an amount in controversy in excess of $10,000 in the singular and $50,000 in the aggregate, and that this
  Section 3.1 (and the Redemption Agreement referred to in
  Section 5.1 below) shall be construed consistently with this intent. Liabilities covered by clause (b) above shall include, by way of illustration only, class action litigation alleging rental overcharges or discrimination in housing or employment. The provisions of this Section 3.1 shall survive the Closing.

     Section 3.2.   Proration of Income or Loss.  All
  income, loss, depreciation and credits accruing or attributable to the PGP Partnership Interest for tax and accounting purposes for the calendar year 1994 shall be allocated between Seller and the Partnership as of the 12:01 a.m. on the Closing Date, based upon the relative number of days in the 1994 calendar year before and after the Closing.

     Section 3.3. Distributions. Seller shall be entitled to retain all cash distributions of the Partnership actually made to Seller prior to Closing. The partners in the Partnership shall be deemed to own the PGP Partnership Interest as of Closing and shall be entitled to receive all cash distributions of the Partnership made with respect to the PGP Partnership Interest on or after Closing in proportion to their respective percentage interests in the Partnership as such exist immediately prior to the Closing; provided, however, that Seller shall be paid at Closing an amount equal to (A) the product of (i) $1,238,538 (the product of $4,200,000 multiplied by 0.29489) multiplied by
  (ii) a fraction, the numerator of which is the number of days in the period commencing on (and including) January 1, 1994 and ending on (but excluding) the Closing Date, and the denominator of which is three hundred sixty-five (365), minus (B) the amount of all distributions paid to Seller for the calendar year 1994 (other than pursuant to Section 1.2.2 above).

     Section 3.4. No Responsibility. The parties hereto acknowledge and agree that Seller shall have no responsibility for the payment of (by way of indemnity or otherwise) any transfer taxes assessed against the Property as a result of this transaction, whether this transaction is considered alone or in combination with any prior transfer or transfers of interests in the Partnership.


                          ARTICLE IV

                           CLOSING

     Section 4.1.   Closing Conference.  The purchase and
  sale of the PGP Partnership Interest provided herein shall be consummated through a closing conference which shall be held on or before September 30, 1994 (the "Closing Date,") at the offices of Morrison & Foerster, 345 California Street, San Francisco, California. Closing of the purchase and sale of the PGP Partnership Interest shall be deemed to have occurred when the conditions set forth in Article II have been satisfied or waived, the documents described in
  Article V and all other documents reasonably required by the parties have been duly executed and delivered and the full amount of the Purchase Price has been delivered to Seller in cash or other immediately available funds (collectively, the "Closing"). In the event that the Closing has not occurred on or before September 30, 1994, this Agreement shall automatically terminate, neither party shall have any further obligation hereunder (except as otherwise expressly set forth herein), the Deposit shall be returned to the Partnership (unless the Closing does not occur as the sole result of a Default of the Partnership hereunder), and Seller may dispose of the PGP Partnership Interest in any manner it deems acceptable (subject to any applicable restrictions set forth in the Partnership Agreement).

     Section 4.2.   Closing Costs.

          Section 4.2.1.  Seller's Costs.  Seller shall pay
  (i) one half of all charges of Escrow Agent (if any),
  (ii) all sales or transfer taxes, if any, imposed on the transfer of the PGP Partnership Interest (provided that Seller shall have no liability for any transfer taxes assessed against the Property as opposed to the Partnership Interest), and (iii) Seller's legal fees and expenses and the costs of any opinions, instruments, documents and papers required to be delivered by Seller hereunder, including, without limitation, the costs of all performance by Seller of its obligations hereunder.

          Section 4.2.2. The Partnership's Closing Costs. The Partnership shall pay (i) one half of all charges of Escrow Agent (if any), (ii) the Title Policy premium, and
  (iii) the Partnership's legal fees and expenses and the costs of all opinions, instruments, documents and papers required to be delivered by the Partnership hereunder, including, without limitation, the costs of all performance by the Partnership of its obligations hereunder.


                          ARTICLE V

             ADDITIONAL AGREEMENTS TO BE EXECUTED

          The following documents shall be executed by the parties and delivered at the Closing (unless waived by mutual written agreement of the parties).

     Section 5.1.   Redemption Agreement.  The Partnership
  and Seller shall execute a Redemption Agreement in the form set forth on Exhibit D hereto.

     Section 5.2. Closing Certificates. Seller shall execute a closing certificate and the Partnership shall execute a closing certificate, which documents shall certify that Seller's and the Partnership's respective representations and warranties contained in Section 6 below were true and correct when made and are true and correct as of the Closing Date.

     Section 5.3. Amendment to Certificate of Limited Partnership. All general partners of the Partnership (or such lesser number as is required by the Partnership's certificate of limited partnership) shall sign an amendment to the Partnership's certificate of limited partnership (Form LP-2), file the same with the Secretary of State of California, and record the same in the official records of the City and County of San Francisco, reflecting, to the extent necessary, the withdrawal of Seller from the Partnership.

     Section 5.4.   Tax Withholding.

          Section 5.4.1.  Federal Withholding.  Seller
  shall deliver to the Partnership either (a) an affidavit pursuant to Section 1445(b)(2) of the United States Internal Revenue Code (the "Federal Code"), and on which the Partnership is entitled to rely, that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code, (b) a withholding certificate issued by the Internal Revenue Service (the "IRS"), pursuant to
  Section 1445(a)(4) of the Federal Code and the regulations promulgated thereunder, which excuses the Partnership from any withholding obligation under Section 1445 of the Federal Code or (c) if Seller fails to deliver the affidavit described in (a) above or the withholding certificate described in (b) above, a certificate, affidavit or other evidence sufficient to establish that the Partnership is not otherwise required to deduct and withhold a portion of the Purchase Price pursuant to the provisions of Section 1445 of the Federal Code, together with any regulations now or hereafter promulgated thereunder (collectively referred to as the "Federal Withholding Provisions"), in connection with the transactions contemplated herein.

          If Seller fails to deliver such an affidavit, withholding certificate, certificate or other evidence, the Partnership shall not be excused from its obligation to consummate the transactions contemplated herein, but rather may deduct and withhold from the Purchase Price an amount equal to ten percent (10%) of the "amount realized on the disposition" of any "United States real property interest" in connection with the transactions contemplated herein, all as defined and required by the Federal Withholding Provisions. Any amount so withheld shall be deemed to have been paid by the Partnership as a part of the Purchase Price. Should Seller deliver a withholding certificate issued by the IRS pursuant to the Federal Withholding Provisions which permits the Partnership to withhold an amount less than 10% of the amount realized on the disposition, the Partnership may withhold such lesser amount, and the amount so withheld shall be deemed to have been paid by the Partnership as part of the Purchase Price.

          Section 5.4.2. State Withholding. Seller shall deliver to the Partnership either (a) a properly executed California Form 590 certifying that Seller has a permanent place of business in California or is qualified to do business in California or (b) a certificate or other evidence sufficient to establish that, as contemplated by Sections 18805 and 26131 of the California Revenue and Taxation Code (the "State Code"), together with any regulations now or hereafter promulgated thereunder (collectively, the "State Withholding Provisions"),
  (i) Seller is a bank acting as trustee other than a trustee of a deed of trust, or (ii) Seller is a partnership, or
  (c) evidence that the California Franchise Tax Board has authorized a partial or total reduction in the amount required to be withheld from the Purchase Price.

          If Seller fails to deliver such Form 590, certificate or other evidence, the Partnership shall not be excused from its obligation to consummate the transactions contemplated herein, but rather may deduct and withhold from the Purchase Price an amount equal to three and one-third percent (3-1/3%) of the "sales price of the California real property conveyed" in connection with the transactions contemplated herein, as defined and required by the State Withholding Provisions. Any amount so withheld shall be deemed to have been paid by the Partnership as a part of the Purchase Price. Should Seller deliver evidence to the Partnership that the California Franchise Tax Board has authorized a partial or total reduction in the amount required to be withheld from the Purchase Price pursuant to the State Withholding Provisions, the Partnership may withhold only the amount required by the Franchise Tax Board to be withheld, if any, and any amount so withheld shall be deemed to have been paid by the Partnership as part of the Purchase Price.

          The Partnership acknowledges and agrees that its has received written notice of the withholding requirements set forth in the State Withholding Provisions.

     Section 5.5.   Estoppel and Consent.  Each of the
  partners of the Partnership (including Seller) shall execute the Consent.

     Section 5.6.   Releases.  Seller and the Remaining
  General Partners shall execute the Release of Seller and the Release of the Remaining General Partners and the Partnership, as applicable.

     Section 5.7.   Certificate.  The Remaining General
  Partners shall execute the Certificate.

     Section 5.8. Further Assurances. The Partnership and Seller hereby agree to cooperate with the other after the date hereof and without further consideration to execute, deliver, record and publish as may be necessary or appropriate any certificates, instruments or documents of sale, assignment, or transfer of the PGP Partnership Interest from Seller to the Partnership and to take such other action as may be reasonably necessary to effectively sell and transfer or vest in the Partnership or put the Partnership in possession of the PGP Partnership Interest as of Closing, and the parties shall each do or perform such further acts and things and execute and deliver such further certificates, instruments and other documents as may be reasonably necessary and proper to implement the intent of the parties as expressed in this Agreement.


                          ARTICLE VI

                REPRESENTATIONS AND WARRANTIES

     Section 6.1.   Representations and Warranties of The
  Partnership. The Partnership hereby represents and warrants to Seller as follows:

          Section 6.1.1.  Power and Authority.  The
  Partnership is a limited partnership duly organized and validly existing and in good standing under the laws of the State of California and is qualified to do business in the State of California. This Agreement and all other agreements, instruments and documents herein provided or required to be executed or to be caused to be executed by the Partnership are (or, in the case of documents to be executed or effective on or before Closing, will be) duly authorized, executed and delivered by and are binding upon the same. The Partnership has the capacity and authority to enter into this Agreement and all other agreements contemplated herein and to consummate the transaction as herein provided, and, other than the necessity of satisfying certain of the conditions described in Article II above, nothing prohibits or restricts the ability of the Partnership to close the transaction contemplated hereunder and carry out the terms hereof. Neither this Agreement nor any other agreement, document or instrument executed or to be executed in connection with the transaction contemplated herein shall breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, lease, easement, right or interest affecting or relating to the Partnership or the Partnership's interest in the Partnership upon Closing.

          Section 6.1.2.  No Dissolution or Other
  Proceedings. No action at law or in equity and no investigation or proceeding is now pending or threatened that may result in the liquidation, dissolution, or disincorporation of the Partnership or result in the declaration of any of the rights, powers, franchises or privileges of the Partnership to be null and void or otherwise not in full force and effect.

          Section 6.1.3. No Restrictions On Transaction. Except as described in Article II hereof, the Partnership is not subject to any charter, provision, bylaw, indenture, mortgage, lien, lease, agreement, instrument, law, rule, regulation, order, judgment or decree or any other restriction that would interfere with the consummation of the transaction provided in or contemplated by this Agreement. This Agreement has been duly authorized and represents a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms.

          Section 6.1.4.  Litigation.  The Partnership is
  not party to any pending, and does not have any notice or knowledge of any threatened, action, suit, proceeding or investigation at law, in equity or otherwise, in, before or by any court or any governmental board, commission, agency, department or officer, in which an adverse determination would have any material adverse effect upon the transaction provided for herein or contemplated hereby.

          Section 6.1.5.  The Partnership's Inspection.
  The Closing shall evidence that the Partnership and its agents, consultants and contractors have had an opportunity to conduct such examinations and inspections of the Partnership and the Property as they have deemed or may deem necessary or desirable. At Closing, the Partnership will be purchasing the PGP Partnership Interest in reliance on its own examination and inspection of the Partnership and the Property; provided, however, the Partnership may rely on Seller's representations and warranties contained in this Agreement. Except as set forth in this Agreement, Seller has not and is not making any representations or warranties respecting the Partnership or the Property.

     Section 6.2.   Representations and Warranties of
  Seller. Seller hereby represents and warrants to the Partnership as follows:

          Section 6.2.1. PGP Partnership Interest. Seller holds the PGP Partnership Interest and will have the authority to sell the PGP Partnership Interest, as of Closing, free and clear of any liens, claims, charges, encumbrances, or purchase options of any kind or character.

          Section 6.2.2. Power and Authority. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of New York and is in good standing under the laws of the State of California. This Agreement and all other agreements, instruments and documents herein provided or required to be executed or to be caused to be executed by Seller are (or, in the case of documents to be executed or effective on or before Closing, will be) duly authorized, executed and delivered by and are binding upon the same. Seller has the capacity and authority to enter into this Agreement and all other agreements contemplated herein and to consummate the transaction as herein provided, and, other than the necessity of satisfying certain of the conditions described in Article II above, nothing prohibits or restricts the ability of Seller to close the transaction contemplated hereunder and carry out the terms hereof. Neither this Agreement nor, as of Closing, any other agreement, document or instrument executed or to be executed by Seller in connection with the transaction contemplated herein shall breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, lease, easement, right or interest affecting or relating to Seller or the PGP Partnership Interest.

          Section 6.2.3.  No Dissolution Or Other
  Proceedings. No action at law or in equity and no investigation or proceeding is now pending or threatened that may result in the liquidation, dissolution, or disincorporation of Seller or result in the declaration of any of the rights, powers, franchises or privileges of Seller to be null and void or otherwise not in full force and effect.

          Section 6.2.4. No Restrictions On Transaction. Except as described in Article II hereof, Seller is not subject to any charter, provision, by-law, indenture, mortgage, lien, lease, agreement, instrument, law, rule, regulation, order, judgment or decree or any other restriction that would interfere with the consummation of the transaction provided in or contemplated by this Agreement. This Agreement has been duly authorized and represents a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          Section 6.2.5.  Litigation.  Seller is not a
  party to any pending, and does not have any notice or knowledge of any threatened, action, suit, proceeding or investigation, at law, in equity or otherwise, in, before or by any court or any governmental board, commission, agency, department or officer, in which an adverse determination would have any material adverse effect on the transactions provided for herein or contemplated hereby.

          Section 6.2.6.  No Other Representations and
  Warranties.  The representations and warranties in this
  Section 6.2 are the sole representations and warranties of Seller in respect to the transaction contemplated by this Agreement. Without limiting the generality of the foregoing, Seller expressly makes no representation or warranty other than those set forth herein concerning the condition of the Partnership or the Property.


                         ARTICLE VII

                           DEFAULT

     Section 7.1.   Seller's Default.  Seller shall be
  deemed to be in default hereunder upon the occurrence of any one or more of the following events (each a "Default of Seller"): (i) any of Seller's representations or warranties set forth herein is materially untrue when made or becomes materially untrue at any time on or before the Closing Date, and same cannot be cured to the Partnership's satisfaction prior to Closing; and (ii) Seller fails to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner provided in this Agreement. In the event of a Default of Seller hereunder, the Partnership shall be entitled to seek any appropriate remedy available at law or in equity.

     Section 7.2.   The Partnership's Default; Disposition
                      of Deposit.

          Section 7.2.1.  The Partnership's Default.   The
  Partnership shall be deemed to be in default hereunder and in breach of this Agreement upon the occurrence of any one or more of the following events (each a "Default of the Partnership"): (i) any of the Partnership's representations or warranties set forth herein is materially untrue when made or becomes materially untrue at any time on or before the Closing Date, and same cannot be cured to Seller's satisfaction prior to Closing; and (ii) the Partnership fails to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner provided in this Agreement.

          Section 7.2.2. Disposition of Deposit. In the event that the sale of the Property is not consummated because of the failure of any condition or any other reason except as the sole result of a Default of the Partnership hereunder, the Deposit plus interest accrued thereon shall immediately be returned to the Partnership. If said sale is not consummated solely because of a Default of the Partnership hereunder, the Deposit but not the interest accrued thereon shall be paid to and retained by Seller as liquidated damages. The parties have agreed that Seller's actual damages, in the event of a default by the Partnership, would be extremely difficult or impracticable to determine. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST THE PARTNERSHIP, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF THE PARTNERSHIP THAT RESULTS IN THE SALE OF THE PROPERTY NOT BEING CONSUMMATED.


          INITIALS:   Seller RDS  The Partnership TF


                         ARTICLE VIII

                       INDEMNIFICATION

     Section 8.1. By Seller. Seller hereby agrees to indemnify, defend and hold the Partnership harmless against any and all loss, obligations, liabilities, claims, causes of action and/or damages (i) that may arise as a result of any Default of Seller, or (ii) that may arise or accrue out of any Unreleased Obligations that are allocable to the PGP Partnership Interest; provided, however, the foregoing shall not require Seller to indemnify, defend or hold the Partnership harmless from any claims against or losses of the Partnership or the Property which are covered by insurance carried by or benefitting the Partnership or the Property. The provisions of this paragraph shall survive the Closing.

     Section 8.2. By The Partnership. In addition to the indemnification set forth in Section 3.1 and elsewhere in this Agreement, the Partnership hereby agrees to indemnify, defend and hold Seller harmless against any and all loss, obligations, liabilities, claims, causes of action and/or damages that may arise as a result of any Default of the Partnership; provided, however, the foregoing shall not require the Partnership to indemnify, defend or hold Seller harmless from any claims against or losses of the Partnership or the Property which are covered by insurance carried by or benefitting the Partnership or the Property to the extent that proceeds of such insurance are actually paid to Seller. The provisions of this paragraph shall survive the Closing.

     Section 8.3. Control of Defenses. Promptly upon learning of any grounds that may reasonably and foreseeably lead to a claim (a "Potential Claim") by any party hereto (the "Indemnified Party") against the other party hereto (the "Indemnifying Party") pursuant to this Article VIII or any other provision of this Agreement (including, without limitation, Section 3.1), the Indemnified Party shall promptly notify the Indemnifying Party of such grounds in writing. Provided that the Indemnifying Party can provide evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party has the financial ability to satisfy the Potential Claim, the Indemnifying Party shall have the right, but not the obligation, to defend, contest, and control the defense of any such Potential Claim, including choosing counsel and controlling any settlement of the Potential Claim. If, at any time prior to the conclusion of such defense or contest, there are reasonable grounds to believe that the Indemnifying Party does not have the financial ability to satisfy the Potential Claim, the Indemnified Party shall have the right to assume control of such defense or contest, including replacing counsel and controlling any settlement. If the Indemnifying Party reasonably demonstrates the financial ability to satisfy the Potential Claim but requests the Indemnified Party to control the defense or contest, the Indemnified Party shall contest any Potential Claim in good faith and shall forebear from compromising or settling any Potential Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.


                          ARTICLE IX

                 BROKER COMMISSIONS AND FEES

     Section 9.1. Brokerage Commissions. Each party represents and warrants to the other that it has not had any contacts or dealings regarding the PGP Partnership Interest, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder's fee in connection with the sale contemplated herein. In the event that any broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the other party in defending against the same, and shall indemnify and hold harmless the other party from and against any cost, expense, claim, demand, damage, liability, loss or expense (including reasonable attorneys' fees and disbursements) in connection with the same. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.


                          ARTICLE X

                        MISCELLANEOUS

     Section 10.1.  Risk of Loss.  As between the
  Partnership and Seller, all risk of loss or damage resulting from casualty to or condemnation of the Property between the execution hereof and the Closing Date shall remain with Seller. In the event of any loss or damage to the Property, or the preparation for or commencement of condemnation proceedings against the Property, the Partnership may elect either to take the PGP Partnership Interest together with the proceeds of any insurance or condemnation award allocable to such PGP Partnership Interest, or to terminate this Agreement. If the Partnership elects to terminate this Agreement pursuant to Section 10.1, the Deposit shall be returned to the Partnership and all parties shall be relieved of any further liability hereunder (except as otherwise expressly set forth herein).

     Section 10.2.  Survival.  Subject to Section 6.2.6
  hereof, all covenants and agreements of the Partnership and Seller made in this Agreement shall survive the Closing.

     Section 10.3.  Entire Agreement.  This Agreement
  contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, undertakings and agreements among the parties regarding the subject matter hereof.

     Section 10.4.  Time of the Essence.  Time is of the
  essence of this Agreement.

     Section 10.5.  Captions.  Article and section headings
  herein shall not be used in construing this Agreement and are provided for reference only.

     Section 10.6. Attorneys Fees. In any controversy, claim, or dispute arising out of this Agreement or the failure of any party to perform any of its obligations hereunder, the prevailing party shall be entitled to recover, in addition to any other relief, all reasonable costs and expenses incurred in enforcing its rights hereunder or recovering any damages to which it may be entitled at law or in equity, including, without limitation, reasonable attorneys' fees and costs of suit. Costs of suit shall include, without limitation, reasonable costs associated with arbitration, mediation, bankruptcy, administrative or judicial proceedings, and all appeals therefrom.

     Section 10.7. No Waiver. No waiver by a party of any breach or default of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach or default by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a wavier of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be in default.

     Section 10.8.  Governing Law.  This Agreement shall be
  construed and enforced in accordance with the laws of the state of California.

     Section 10.9. Press Releases and Publicity. Any press release issued with respect to the transactions contemplated hereby shall be subject to the prior review of the Partnership and Seller, which review shall not be unreasonably delayed, withheld or conditioned; provided that either party hereto shall have the right to withhold its consent in its sole and absolute discretion to any publicly released information that concerns matters other than
  (i) the names of the entities that are the purchaser and seller hereunder, (ii) the interest in the Partnership transferred hereunder, (iii) the Closing Date and (iv) the Purchase Price. In addition, the parties shall forbear, and shall endeavor to instruct their respective agents and representatives (including bankers, and attorneys involved in this transaction) to forebear, from publicizing or unnecessarily disclosing any information regarding, or any terms of, this transaction, whether before or after the Closing, including, without limitation, through the preparation and distribution of "tombstones."

     Section 10.10. Successors and Assigns. Neither the Partnership nor Seller may assign or transfer its rights or obligations under this Agreement, except as specifically provided herein, without the prior written consent of the other. This Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties and their respective successors, assigns, transferees, heirs, legatees, designees, legal representatives, executors and administrators.

     Section 10.11. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail, either
  (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                  To Seller:       Pacific Gateway Properties, Inc.
                              101 Spear Street, Suite 215
                              San Francisco, California 94105
                              Attention:  Roger D. Snell

               With Copy To:       Bronson, Bronson & McKinnon
                              505 Montgomery Street
                              San Francisco, California 94111-2514
                              Attention:  William P. O'Connell, Esq.

         To The Partnership:       Golden Gateway Center
                              c/o Oakhill Gateway Partners, L.P.
                              601 Montgomery Street, Suite 1010
                              San Francisco, California 94111
                              Attention:  Timothy W. Foo

               With Copy To:  Morrison & Foerster
                              345 California Street
                              San Francisco, California 94104-2675
                              Attention:  David S. Fries, Esq.

  Any notice given by mail shall be deemed to have been given as of the date of delivery or attempted delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery or attempted delivery, as the case may be. Any notice given by personal delivery shall be deemed given upon receipt of the same by the party being notified.

     Section 10.12. Confidentiality. Seller covenants and agrees that following the Closing Seller and its agents, employees and contractors shall each maintain as confidential and shall each not disclose to any third party any information concerning or relating to the Property or the Partnership, except (i) pursuant to a valid court order,
  (ii) as required by law, or (iii) to Seller's auditors, but only to the extent necessary for such auditors to prepare Seller's financial statements. Seller shall notify the Partnership at least three (3) business days prior to Seller's (or Seller's agents, employees or contractors) making any disclosure which such person believes is required under either clause (i) or clause (ii) above. The provisions of this paragraph shall survive the Closing.

     Section 10.13. Exhibits. All exhibits, schedules or lists attached to this Agreement and referred to herein shall be deemed to be a part of this Agreement and shall be incorporated herein by their reference.

     Section 10.14. Counterparts. This Agreement may be executed in identical counterparts. Each such counterpart shall be deemed an original and all counterparts shall collectively constitute one agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                       PACIFIC GATEWAY PROPERTIES, INC.,
                       a New York corporation



                       By: Roger D. Snell

                       Its: President and CEO


                       GOLDEN GATEWAY CENTER,
                       a California limited partnership

                       By:  Oakhill Gateway Partners, L.P.,
                            a California limited
                              partnership,
                            its Managing General Partner

                            By: Oak Hill Investments, Inc.,
                                a California corporation
                                its General Partner



                                By: Timothy Foo

                                  Its: President
      EXHIBIT LIST

  Exhibit A:   Intentionally omitted

  Exhibit B:   Intentionally omitted

  Exhibit C:   Intentionally omitted

  Exhibit D:   Included as a seperate exhibit to Form 8K

  Exhibit E:   Form of Release of Seller

  Exhibit F:   Form of Certificate

  Exhibit G:   Form of Release of Remaining General Partners
                                  and the Partnership
EXHIBIT E


  FORM OF RELEASE OF SELLER


                 ACKNOWLEDGEMENT AND RELEASE


        Each of the undersigned, OAKHILL GATEWAY PARTNERS, L.P., a California limited partnership, PRIME PROPERTY
  FUND II, L.P., a California limited partnership, and C M GOLDEN GATE, INC., a California corporation, (collectively, the "ExCom Partners"), hereby covenants and agrees as follows:

        1. Each of the undersigned is a general partner in the Partnership (as defined below).

        2. Each of the undersigned acknowledges that Pacific Gateway Properties, Inc., a New York corporation (formerly known as Perini Investment Properties, Inc.) ("Seller"), is the "Seller" under that certain Agreement dated as of August 30, 1994, between Seller and the Partnership, as amended by that certain First Amendment to Agreement, dated September 27, 1994 (as amended, the "Purchase Agreement"), pursuant to which Seller has agreed to sell to the Partnership all of Seller's partnership interest (the "Partnership Interest") in Golden Gateway Center, a California limited partnership (the "Partnership"), which Partnership Interest consists of a 29.489% interest in the Partnership. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

        3. Each of the undersigned acknowledges that substantially concurrent herewith, each of the undersigned is executing and delivering to Seller a certificate dated as of even date herewith containing certain representations and warranties made by the ExCom Partners about the Property and the Partnership, upon which certificate the undersigned acknowledge that Seller is entitled to rely.

               4. Except for the Unreleased Claims (as defined below) and the Unreleased Obligations (as defined in the Purchase Agreement), each of the undersigned hereby releases and forever discharges Seller and each of its respective affiliates, successors and assigns and each of them, and each employee, agent, contractor, subcontractor, representative, officer, director, stockholder, and constituent partner of each of the foregoing (collectively, the "Released Parties"), from any and all claims, damages, malfeasance, actions, causes of action, suits, judgments, demands, liabilities, obligations, costs, expenses, or losses of any type (including attorneys' fees, costs and expenses), whether known or unknown, fixed or contingent, arising out of, resulting from, or in connection with the Property or the Partnership, including, without limitation, any claims that Seller has breached any fiduciary duty owed to the ExCom Partners, any claims for adjustment of the purchase price under the 1991 Agreement (as defined below), any claims arising under any security agreements between Seller and the ExCom Partners, and any claims or obligations arising under and from that certain First Amended and Restated Agreement Regarding Capital Improvement Work dated as of January 31, 1992, among the ExCom Partners, Seller and certain other persons. As used herein, the term "Unreleased
  Claims" shall mean (i) those claims, liabilities and obligations that are specifically excluded from the claims, liabilities and obligations assumed by the ExCom Partners pursuant to Section 3.1 of that certain Agreement dated as of December 30, 1991, between Seller and certain other entities, as "Seller," and the ExCom Partners' predecessors-in-interest, as
 "Buyers," regarding the sale of a 46.99% interest in the Partnership (the "1991 Agreement"), which unassumed claims, liabilities and obligations are specified in clauses (i), (ii) and (iii) of Section 3.1 of the 1991
  Agreement (on page 27) and restated in Paragraph 3 of that certain Assignment of Partnership Interest and Assumption
  Related Thereto dated as of December 31, 1991, by and among such parties, (ii) any claims, liabilities or obligations arising out of any intentional misrepresentation of a representation or warranty made by Seller in the 1991
  Agreement, and (iii) those claims, liabilities and obligations that are specifically excluded from the claims, liabilities and obligations assumed by the ExCom Partners pursuant to Section 4.1 of that certain Put and Call
  Agreement dated as of December 31, 1991, between Seller, as "Seller," and the ExCom Partners' predecessors-in-interest, as "Buyers," regarding the granting of certain put and call options affecting a 3.00% interest in the Partnership, as amended (the "Put and Call Agreement"), which unassumed claims, liabilities and obligations are specified in clauses (i) and (iii) of Section 4.1 of the Put and Call
  Agreement (on pages 7 and 8) and restated in Paragraph 3 of that certain Assignment of Partnership Interest and Assumption Related Thereto dated as of February 25, 1993, by and among Seller and the ExCom Partners.

               5.   Concurrent with the execution of this
  Acknowledgement and Release, the ExCom Partners each agree to execute in favor of Seller documents or instruments terminating all financing statements and any other filings made to evidence or perfect security interests granted by Seller to the ExCom Partners.

               6. Each of the undersigned hereby acknowledges that it is familiar with Section 1542 of the California
  Civil Code, which provides as follows:

          A general release does not
            extend to claims which the
            creditor does not know or
            suspect to exist in his favor
            at the time of executing the
            release, which if known by him
            must have materially affected
            his settlement with the
            debtor.

  Nevertheless, each of the ExCom Partners acknowledges that this release has been agreed upon in light of this situation and expressly waives any and all rights which it may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect with respect to the matters released in Paragraph 4 above.

           OGP:  TF     PPFII:  DJ     CMGG:  HG

        7. Each of the undersigned acknowledges that its execution and delivery of this Acknowledgement and Release is a condition to Seller's obligation to sell the Partnership Interest and that Seller is materially relying on this Acknowledgement and Release in selling the Partnership Interest.

        IN WITNESS WHEREOF, each of the undersigned has executed this Acknowledgement and Release as of the 30th day of September, 1994.


                         OAKHILL GATEWAY PARTNERS, L.P.,
                         a California limited partnership

                         By: Oak Hill Investments, Inc.,
                             a California corporation,
                             its general partner


                             By: Timothy Foo

                             Its: President


                         PRIME PROPERTY FUND-II, L.P.,
                         a California limited partnership

                         By: GGC Acquisition, Inc.,
                             a California corporation,
                             its general partner


                             By: Daniel James

                             Its: Secretary


                         C M GOLDEN GATE, INC.,
                         a California corporation



                         By: Henry Gaw

                                                    Its: President

EXHIBIT F


  FORM OF CERTIFICATE

                         CERTIFICATE


        Each of the undersigned, OAKHILL GATEWAY PARTNERS,
  L.P., a California limited partnership, PRIME PROPERTY
  FUND II, L.P., a California limited partnership, and C M GOLDEN GATE, INC., a California corporation, hereby severally (and not jointly) certifies, represents and warrants to PACIFIC GATEWAY PROPERTIES, INC., a New York corporation ("PGP"), as follows:

        1. The undersigned has not received any bona fide third party offers to purchase the Property (as defined below) which remain in effect as of the date hereof and is not engaged in any negotiations for the sale, transfer or similar conveyance of all or any significant portion of the Property (excluding residential and commercial lease transactions) or any legal or equitable interest therein (other than such interests that are insubstantial in value, e.g., easements). As used herein, the term "Property" shall mean that certain mixed-use residential, office and retail development, including certain parking and recreational facilities and a park, located in the City and County of San Francisco, California and commonly known as Golden Gateway Center, and the term "Partnership" shall mean Golden Gateway Center, a California limited partnership.

        2. The undersigned does not presently intend to market the Property for sale within the forthcoming twelve
  (12) month period.

        3. The undersigned does not presently intend to undertake a refinancing of all or substantially all of the debt encumbering the Property within the forthcoming twelve
  (12) month period or to further encumber the Property with debt in excess of $5,000,000, other than any debt that is
  (i) incurred substantially concurrent with the giving of this Certificate, (ii) generally described in the term sheets attached as "Exhibit B" to that certain Agreement dated as of August 30, 1994, as amended by that certain First Amendment to Agreement dated September 27, 1994, between PGP and the Partnership regarding the Partnership's redemption of all of PGP's interest in the Partnership (as amended, the "Purchase Agreement") or (iii) disclosed to PGP prior to the date hereof.

                         4. The undersigned does not presently intend to develop a residential, commercial or entertainment complex on that portion of the Property commonly known as "Lot 201" within the forthcoming twelve (12) month period and is not currently engaged in any negotiations (i) with Western
  Athletic Club ("WAC") to modify the terms of the lease between the Partnership and WAC (the "WAC Lease") that would result in any substantial increase in the rental payments to the Partnership thereunder, (ii) to accept a voluntary termination of the WAC Lease and relet the premises demised thereunder to another party, or (iii) with any other person regarding a transaction on Lot 201 that would significantly increase the value of the Partnership's assets. The
  Partnership is, however, presently engaged in certain discussions with WAC regarding certain modifications to the WAC Lease, including modifications that would require WAC, at its expense, to construct a new swimming pool.

                         5. The undersigned does not possess any actual knowledge of any material inaccuracy in the Partnership's fiscal year 1992 or 1993 audited financial statements or the Partnership's unaudited monthly income statements for 1994.

                         6. The undersigned does not presently intend to subdivide, initiate a condominium conversion, create a community interest development, or create any similar plan, parcelization, or mode of ownership which might materially affect the value or marketability of all or any substantial part of the Property within the forthcoming twelve (12) month period.

                         7.  Each of the undersigned understands,
  acknowledges, and agrees that PGP is partially induced to enter into the Purchase Agreement and to close the sale provided for therein by the representations and warranties made herein, and that PGP is relying on these representations and warranties.

                         IN WITNESS WHEREOF, each of the undersigned has executed this Certificate as of the 30th day of Septmeber, 1994.

                         OAKHILL GATEWAY PARTNERS, L.P.,
                         a California limited partnership

                         By: Oak Hill Investments, Inc.,
                             a California corporation,
                             its general partner


                             By: Timothy Foo

                             Its: President


                         PRIME PROPERTY FUND-II, L.P.,
                         a California limited partnership

                         By: GGC Acquisition, Inc.,
                             a California corporation,
                             its general partner


                             By: Daniel James

                             Its: Secretary


                         C M GOLDEN GATE, INC.,
                         a California corporation



                         By: Henry Gaw

                                                    Its: Presiden

EXHIBIT G

  FORM OF RELEASE OF REMAINING GENERAL PARTNERS
  AND THE PARTNERSHIP

                 ACKNOWLEDGEMENT AND RELEASE


        The undersigned, PACIFIC GATEWAY PROPERTIES, INC., a
  New York corporation ("Seller"), hereby covenants and agrees as follows:

        1. Seller is the "Seller" under that certain Agreement dated as of August 30, 1994, as amended by that certain First Amendment to Agreement dated as of September 27, 1994 (as amended, the "Purchase Agreement") between Seller and Golden Gateway Center, a California limited partnership (the "Partnership"), pursuant to which Seller has agreed to sell to the Partnership all of Seller's partnership interest (the "Partnership Interest") in the Partnership, which Partnership Interest consists of a 29.489% interest in the Partnership. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

        2. Seller acknowledges that Oakhill Gateway Partners, L.P., a California limited partnership, Prime Property Fund
  II, L.P., a California limited partnership, and C M Golden
  Gate, Inc., a California corporation (collectively, the
  "ExCom Partners"), are each general partners in the Partnership, and, upon the withdrawal of Seller from the Partnership, the ExCom Partners will be the only general partners in the Partnership.

        3. Seller acknowledges that the ExCom Partners have afforded Seller and its agents, consultants and contractors with an opportunity to examine (and, if desired, audit) the books and records of the Partnership and to examine all other matters relating to the Partnership and the Property that are or that could be relevant to determining the value of the Partnership Interest. Seller further acknowledges and agrees that the Closing shall evidence that Seller and its agents, consultants and contractors have had an opportunity to conduct such examinations and inspections of the Partnership and the Property as they have deemed or may deem necessary or desirable to establish the Purchase Price for the Partnership Interest. Seller further acknowledges that, except as set forth in that certain Certificate dated as of even date herewith and executed by the ExCom Partners (the
  "ExCom Certificate"), Seller is not relying on any statements or information provided to Seller by the ExCom
  Partners, that Seller has established and agreed to the amount of the Purchase Price based solely on Seller's assessment of the fair market value of the Partnership
  Interest, and that none of the ExCom Partners has or owes
  Seller any fiduciary duties with respect to the sale of the Partnership Interest to the Partnership (including with respect to the value of the Partnership Interest). Except for (i) any misrepresentations set forth in the ExCom
  Certificate (which representations Seller acknowledges have been made on a several basis by the ExCom Partners);
  (ii) any Released Obligations; and (iii) any obligations expressly assumed by the ExCom Partners' predecessors-in-interest in that certain Agreement dated as of December 30,
  1991 between Seller, the ExCom Partners' predecessors-in-interest and certain other parties regarding the sale of a
  46.99% interest in the Partnership (the "1991 Agreement") and in that certain Put and Call Agreement dated as of December 31, 1991 between Seller and the ExCom Partners' predecessors-in-interest regarding the granting of certain put and call options affecting a 3.00% interest in the Partnership, Seller hereby releases and forever discharges the Partnership and each of the ExCom Partners and each of their respective affiliates, successors and assigns and each of them, and each employee, agent, contractor, subcontractor, representative, officer, director, stockholder, and constituent partner of any of the foregoing
  (collectively, the "Released Parties"), from any and all claims, damages, malfeasance, actions, causes of action, suits, judgments, demands, liabilities, obligations, costs, expenses, or losses of any type (including attorneys' fees, costs and expenses), whether known or unknown, fixed or contingent, arising out of, resulting from, or in connection with the Property or the Partnership or the redemption of the Partnership Interest by the Partnership, including, without limitation, any claims by Seller that the ExCom
  Partners have breached any fiduciary duty owed to Seller.
  Seller's release contained in this Paragraph 3 does not prohibit or in any way limit Seller's right, and such right is hereby reserved, (i) to pursue any claim or action, including, but not limited to, any claim or action for contribution or indemnity, against the ExCom Partners, or any of them, for any damages, judgments, liabilities, obligations, costs, expenses or losses of any kind
  (including attorneys' fees, costs and expenses) incurred by Seller as a result of any action or claim relating to the Partnership or the Property made against Seller by a third party, or (ii) to seek joinder of the ExCom Partners as a defendant or defendants in any claims, actions, suits or demands relating to the Partnership or the Property made against Seller by any third party.

                         4. Seller acknowledges that since the closing of the transactions described in the 1991 Agreement the ExCom
  Partners, as the members of the "Executive Committee" of the Partnership, have been vested with the power and authority to carry out the day-to-day business of the Partnership and to make and carry out major decisions of the Partnership.
  Accordingly, Seller's release in Paragraph 3 above shall not prohibit or in any way limit Seller's right to make a direct claim against the ExCom Partners, or any of them, for costs, expenses, liabilities, obligations or losses of any type incurred by Seller to third parties, arising out of or accruing from any acts of the ExCom Partners or any of them prior to the date hereof, which claim Seller would otherwise have had the right to assert against any of the ExCom
  Partners had Seller not withdrawn from the Partnership (as such might be limited under the terms of the Agreement of Limited Partnership of the Partnership, as amended to the date hereof).

                         5.  Concurrent with the execution of this
  Acknowledgment and Release, Seller agrees to execute in favor of the ExCom Partners documents or instruments terminating all financing statements and any other filings made to evidence or perfect security interests granted by the ExCom Partners to Seller.

                         6. The undersigned hereby acknowledges that it is familiar with Section 1542 of the California Civil Code, which provides as follows:

                             A general release does not extend
                               to claims which the creditor does
                               not know or suspect to exist in his
                               favor at the time of executing the
                               release, which if known by him must
                               have materially affected his
                               settlement with the debtor.

  Nevertheless, Seller acknowledges that this release has been agreed upon in light of this situation and expressly waives any and all rights which it may have under Section 1542 of the California Civil Code, or any other state or federal statute or common law principle of similar effect with respect to the matters released in Paragraph 3 above.

                         SELLER:  RDS

                         7. Seller acknowledges that Seller's execution and delivery of this Acknowledgement and Release is a condition to the Partnership's obligation to purchase the Partnership
  Interest, that the Partnership is materially relying on this Acknowledgement and Release in purchasing the Partnership
  Interest and that the ExCom Partners are materially relying on this Acknowledgement and Release in executing and delivering certain certificates and releases in favor of Seller.

                         IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement and Release as of the 30th day of September, 1994.


                         PACIFIC GATEWAY PROPERTIES, INC.,
                         a New York corporation



                         By: Roger D. Snell

                         Its: President & CEO

                         FIRST AMENDMENT TO AGREEMENT


        This First Amendment to Agreement ("First
  Amendment") is made as of the 27th day of September, 1994, by and between PACIFIC GATEWAY PROPERTIES, INC., a New York corporation ("Seller"), and GOLDEN GATEWAY CENTER, a
  California limited partnership (the "Partnership").

        WHEREAS, Seller and the Partnership entered into that certain Agreement (the "Agreement") dated as of August 30, 1994, pursuant to which the Partnership agreed to redeem all of Seller's partnership interest in the Partnership.

        WHEREAS, Seller and the Partnership desire to execute this First Amendment to extend the Closing Date and to set forth the parties' agreement with respect to certain other matters set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and the Partnership hereby agree as follows:

        1. Defined Terms. All capitalized terms contained herein shall, unless otherwise indicated, have the same meanings as set forth in the Agreement.

        2. Closing Date. Section 4.1 of the Agreement is hereby deleted in its entirety, and the following provision
  Section 4.1 is hereby inserted in lieu thereof.

             Section 4.1.     Closing Conference.
               The purchase and sale of the PGP
               Partnership Interest provided
               herein shall be consummated through
               a closing conference which shall be
               held on or before October 18, 1994
               (the "Closing Date,") at the
               offices of Morrison & Foerster,
               345 California Street,
               San Francisco, California.  Closing
               of the purchase and sale of the PGP
               Partnership Interest shall be
               deemed to have occurred when the
               conditions set forth in Article II
               have been satisfied or waived, the
               documents described in Article V
               and all other documents reasonably
               required by the parties have been
               duly executed and delivered and the
               full amount of the Purchase Price
               has been delivered to Seller in
               cash or other immediately available
               funds (collectively, the
               "Closing").  In the event that the
               Closing has not occurred on or
               before October 18, 1994, this
               Agreement shall automatically
               terminate, neither party shall have
               any further obligation hereunder
               (except as otherwise expressly set
               forth herein), the Deposit shall be
               returned to the Partnership (unless
               the Closing does not occur as the
               sole result of a Default of the
               Partnership hereunder), and Seller
               may dispose of the PGP Partnership
               Interest in any manner it deems
               acceptable (subject to any
               applicable restrictions set forth
               in the Partnership Agreement).

        3. Deposit of Closing Documents and Partnership Note. Notwithstanding the extension of the Closing Date as provided in Paragraph 2 of this First Amendment, the parties hereto shall deposit (or cause to be deposited) with Escrow Agent on or before September 30, 1994 executed originals of the documents described in Article V of the Agreement and the Partnership shall deposit with Escrow Agent on or before September 30, 1994 an executed original of a promissory note (the "Partnership Note") in the form of Exhibit A attached hereto. The Partnership Note shall become due and payable on the Closing Date, if, but only if, all conditions to Closing set forth in the Agreement have been satisfied. Interest shall accrue on the Partnership Note at a rate of 7.50% per annum from September 30, 1994 until paid, which interest shall become due and payable on the Closing Date.

        4. Proration of Income or Loss; Distributions. Notwithstanding anything to the contrary set forth in Sections 3.1, 3.2, 3.3 or any other provision of the Agreement, and subject to the Closing occurring on or before the Closing Date, (i) all income, loss, depreciation and credits accruing or attributable to the PGP Partnership Interest for tax and accounting purposes for the calendar year 1994 shall be allocated between Seller and the Partnership as of the 12:01 a.m. on September 30, 1994, based upon the relative number of days in the 1994 calendar year before and after such date, (ii) the Partnership shall be deemed to have redeemed the PGP Partnership Interest as of September 30, 1994, and (iii) Seller shall be paid at Closing an amount equal to One Hundred Three Thousand Two Hundred Eleven and 50/100 Dollars ($103,211.50).

        5. Agreement In Effect. Except as expressly provided above, all terms and conditions of the Agreement remain in full force and effect. In the event of any direct conflict between the Agreement and this First Amendment, the terms and conditions of this First Amendment shall be controlling.

        6. Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, but such counterparts shall together constitute one and the same instrument.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                       PACIFIC GATEWAY PROPERTIES, INC.,
                       a New York corporation



                       By: Roger D. Snell

                       Its: President & CEO


                       GOLDEN GATEWAY CENTER,
                       a California limited partnership

                       By:  Oakhill Gateway Partners, L.P.,
                            a California limited
                              partnership,
                            its Managing General Partner

                            By: Oak Hill Investments, Inc.,
                                a California corporation
                                its General Partner



                                By: Timothy Foo

                                  Its: President
EXHIBIT A

                   FORM OF PARTNERSHIP NOTE

                       PROMISSORY NOTE
                 (Balance of Purchase Price)

  $20,500,000.00                    San Francisco, California
                                           September 30, 1994

        FOR VALUE RECEIVED AND ACKNOWLEDGED, the undersigned, GOLDEN GATEWAY CENTER, a California limited partnership ("Maker"), hereby promises to pay to PACIFIC GATEWAY PROPERTIES, INC., a New York corporation ("Holder"), or order, the principal sum of Twenty Million Five Hundred Thousand Dollars ($20,500,000.00), with interest accruing on the unpaid principal balance at 7.50% per annum from the date hereof until paid. All principal and accrued interest under this Note shall be due and payable in full on the Closing Date (as defined in that certain Agreement dated as of August 30, 1994, between Maker and Holder regarding Maker's redemption of all of Holder's partnership interest in Maker (as such may have been or may be hereafter amended, the "Agreement")).

        If any part of the principal or interest of this
  Note is not paid when due, it shall thereafter bear interest at the lesser of the rate of 18 percent per annum or the highest rate legally permissible from and after the date of delinquency until paid.

        1. Principal and interest shall be payable at such place as Holder may designate in writing.

        2. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, and shall be paid in immediately available cash funds. Maker waives presentment, demand for payment, notice of non-payment, protest, notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

        3. If action be instituted in connection with this Note (including, without limitation, any proceedings for collection hereof in any bankruptcy or similar matter or case), Maker promises to pay Holder all fees and costs in connection with such action, including, without limitation, reasonable attorneys' fees incurred in good faith.

        4.   This Note shall inure to the benefit of
  Holder's successors and assigns. This Note shall in all respect be governed by and construed under the laws of the State of California applicable to agreements made and entirely performed therein by California residents.

        5. This Note arises out of and is subject to the terms and conditions of the Agreement.

                       MAKER:

                       GOLDEN GATEWAY CENTER,
                       a California limited partnership

                       By:      Oakhill Gateway Partners,
                                  L.P., a California limited
                                  partnership its Managing
                                  General Partner

                          By:  Oak Hill Investments,  Inc.,
                                 a California corporation its
                                 General Partner

                               By: Timothy Foo

                               Its: President